UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report- November 28, 2007
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-117287	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1509 Tyrell Lane, Suite B, Boise, Idaho 83706
(Address of principal executive offices)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure.

On November 28, 2007, the Company announced that the two mechanical problems found when the Raft River power plant was shut down on October 23rd have been repaired. The two injection pumps were repaired and modified by the manufacturer to improve the attachment of the impellors to the pump shaft. The high-pressure turbine was dismantled and repaired by Ormat Nevada Inc.

The plant originally commenced the test phase of power production on October 18th and operated over a six-day period until October 23rd, during which time it ran for 108 hours and generated a total of 1,022 gross megawatt-hours of electrical power. On October 21st the plant operated for 24 hours and produced a peak output of 13.2 megawatts. The first revenue from the test run has been received from Idaho Power Company.

The plant will now continue an approximate sixty to ninety-day start-up and testing phase during which time all generated electricity is being sold. Plant operations are being scheduled to allow for operator training, equipment testing and for Ormat Nevada Inc. to complete power plant performance testing and other completion obligations.

Full commercial power generation is still expected toward the end of the 4th quarter of 2007.

Limitation on Incorporation by Reference: In accordance with General Instruction B.2 of Form 8-K, the information in this report furnished under Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 28, 2007	U.S. Geothermal Inc.

By: /s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer